SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2003

Arch Wireless, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14248	31-1358569

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1800 West Park Drive, Suite 250 Westborough, MA	01581

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 870-7600

Item 5     Other Events.

     At the Annual Meeting of Stockholders of Arch Wireless, Inc. (the “Company”), held on June 12, 2003, the stockholders of the Company, among other things:

(1) adopted an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 6, 2003, by and between the Company and Arch 382 Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, that will result in the imposition of transfer restrictions on the Company’s common stock to help preserve, to the extent possible, certain tax benefits of the Company; and

(2) approved an amendment (the “Charter Amendment”) to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) that will require stockholder approval for certain issuances of the Company’s stock that equal 15% or more of the Company’s stock outstanding before the issuance.

     The following summary description of the foregoing matters adopted and approved by the stockholders of the Company is qualified in its entirety by reference to the Merger Agreement, the Certificate of Merger (the “Certificate of Merger”), dated June 13, 2003, of Arch 382 Corporation into the Company and the Charter Amendment, each of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Merger Agreement and Imposition of Transfer Restrictions

     Pursuant to the terms of the Merger Agreement and the Certificate of Merger, at 5:30 p.m. Eastern Daylight Time on June 13, 2003 (the “Effective Time”), each issued and outstanding share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) will be converted into and represent the right to receive one fully paid and non-assessable share of Class A Common Stock, $0.0001 par value per share, of the Company (the “Class A Common Stock”).

     The rights of the Class A Common Stock will be identical in all respects to the Common Stock, except for the transfer restrictions described below and the different par value. The complete text of the transfer restrictions is contained in new Article FOURTH to the Restated Certificate, which is attached to the Certificate of Merger and filed herewith.

     At the Effective Time, each outstanding share of Common Stock will be converted into the right to receive one share of Class A Common Stock, which will be subject to the restrictions described below. Immediately following the Effective Time, no shares of Common Stock will be outstanding. Once the transfer restrictions are no longer necessary to protect the tax benefits associated with the Company’s federal income tax attributes, the Class A Common Stock will be subject to conversion back into Common Stock without transfer restrictions on a share-for-share basis.

     After a cumulative change in ownership of the Company’s stock of more than 40%, the following transfers will be prohibited unless the transferor or transferee provides notice of the transfer to the Company and the Company’s board of directors approves the transfer: (1) transfers of Class A Common Stock by stockholders to a stockholder that holds 5% or more of the Company’s outstanding stock, (2) transfers of Class A Common Stock by stockholders who hold 5% or more of the Company’s outstanding stock to any person, entity or group and (3) transfers of Class A Common Stock by stockholders to any person, entity or group that, if consummated, would result in their ownership of 5% or more of the Company’s outstanding stock. In some circumstances, a stockholder may be attributed the ownership of stock held by another person or entity for purposes of determining whether the stockholder holds 5% or more of the Company’s outstanding stock, and a holder of less than 5% of the Company’s outstanding stock may be considered a holder of 5% or more of the Company’s outstanding stock for purposes of the restrictions if that holder is treated as a 5% shareholder under section 382 of the Internal Revenue Code.

     The Company’s board of directors will approve a transfer of Class A Common Stock if it determines in good faith that the transfer (1) would not result in a cumulative change in ownership of the Company’s stock of more than 42% or (2) would not increase the cumulative change in ownership of the Company’s stock. The Company’s board of directors may require an opinion of counsel, at the expense of the transferor and/or transferee, that the transfer would satisfy the conditions for approving the transfer discussed in the preceding sentence. A transfer by a holder of 5% or more of the Company’s outstanding stock who acquired such stock after the Company’s emergence from chapter 11 generally will not increase the cumulative change in ownership of the Company’s stock if that transfer occurs within three years of the holder’s acquisition of the stock.

     Prior to a cumulative change in ownership of the Company’s stock of more than 40%, no transfers of Class A Common Stock will be prohibited, but a transferor or transferee must provide notice to the Company of any transfer by or to a holder of 5% or more of the Company’s outstanding stock. However, notwithstanding the foregoing, any transfer of Class A Common Stock will be prohibited to the extent that it would result in a cumulative change in ownership of the Company’s stock of more than 42%. Any transfer prohibited by the restrictions discussed above would not be given effect and in general the shares would instead be transferred to an agent who would be required to dispose of the shares to other purchasers that would not own 5% or more of the Company’s outstanding stock following the transfer.

     Similar restrictions will apply to the issuance or transfer of an option to purchase Class A Common Stock, if the exercise of the option would result in a transfer that would be prohibited pursuant to the restrictions described above.

     Transfers by or to the Company and any transfer pursuant to (1) any merger, consolidation or similar transaction approved in advance by the Company’s board of directors or (2) any tender or exchange offer for any and all of the Company’s stock as to which a majority of the Company’s outstanding stock is tendered, as long as the offeror has committed to acquire any shares not tendered for the same type and amount of consideration paid in the offer, will be exempt from these restrictions.

Amendment to the Company’s Restated Certificate

     At the Company’s Annual Meeting of Stockholders, stockholders also approved the Charter Amendment, which will require stockholder approval for certain future issuance of the Company’s stock that equal 15% or more of the Company’s stock outstanding before the issuance. The Company expects to file a Certificate of Amendment to the Restated Certificate on or about June 16, 2003 to make the Charter Amendment effective.

     Once the Charter Amendment is effective, stockholder approval will be required in connection with the acquisition of the stock or assets of another company if:

• the shares of the Company Common Stock or Class A Common Stock (or securities convertible into or exercisable for the Company’s Common Stock or Class A Common Stock) to be issued in connection with the acquisition have or will have upon issuance voting power equal to or more than 15% of the voting power of the Company’s shares of Common Stock and Class A Common Stock outstanding on the date that a definitive agreement providing for the acquisition or issuance is entered into by the Company; or

• the number of shares of the Company’s Common Stock or Class A Common Stock to be issued in connection with the acquisition is or will be upon issuance equal to or more than 15% of the number of shares of the Company’s Common Stock and Class A Common Stock outstanding on the date that a definitive agreement providing for the acquisition or issuance is entered into by the Company.

     Once the Charter Amendment is effective, stockholder approval will also be required in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of the Company’s Common Stock or Class A Common Stock (or securities convertible into or exercisable for the Company’s Common Stock or Class A Common Stock) at a price less than the greater of book or market value which, together with sales by the Company’s officers, directors or substantial shareholders as part of or in connection with the same transaction, equals 15% or more of the Company’s Common Stock and Class A Common Stock or 15% or more of the voting power of the Company’s Common Stock and Class A Common Stock outstanding on the date that a definitive agreement providing for the transaction is entered into by the Company.

Press Release

     On June 12, 2003, the Company issued a press release describing the matters approved at the Annual Meeting of Stockholders, which press release is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2003	ARCH WIRELESS, INC

By: /s/ Gerald J. Cimmino Name: Gerald J. Cimmino Title: Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 6, 2003, between Arch Wireless, Inc. and Arch 382 Corporation (Incorporated by reference from the Definitive Proxy Statement dated and filed on May 9, 2003).

3.1*	Certificate of Merger, filed and effective June 13, 2003, of Arch 382 Corporation into Arch Wireless, Inc.

3.2*	Certificate of Amendment, amending the Restated Certificate of Incorporation of Arch Wireless, Inc., to be filed and effective June 16, 2003.

3.3*	Amended and Restated By-Laws, as amended.

4.1*	Specimen Class A common stock certificate.

10.1*	2002 Stock Incentive Plan, as amended.

99.1*	Press Release of Arch Wireless, Inc. dated June 12, 2003.

*	Filed herewith